SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 15, 2008

SINGLE TOUCH SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Delaware	33-73004	13-4122844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Poplar Place Fanwood, NJ	07023
(Address of principal executive offices)	(Zip Code)

(973) 652-6333

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Sale of Additional Convertible Notes, Completion of Private Placement, and Making of Additional Bridge Loan

On June 30, 2008 we accepted subscriptions for an aggregate of $680,000 in convertible notes (the “Convertible Notes”) being offered as part of our offering of up to $3,300,000 in Convertible Notes. Following such closing, we have sold an aggregate of $3,300,000 of Convertible Notes under the offering which has now been completed. On July 14, 2008 we loaned $630,000 of the June 30, 2008 subscription proceeds to Single Touch Interactive, Inc. (“STI”) pursuant to our March 31, 2008 Bridge Loan Agreement with STI resulting in aggregate loans to STI under the Bridge Loan Agreement of $3,300,000 (the “STI Loans”). Upon making the July 14, 2008 loan we received a $630,000 secured bridge loan note from STI, dated July 14, 2008, which is identical, in all material respects, to the other notes we have received from STI under the Bridge Loan Agreement (collectively the “STI Notes”).

Third Addendum to Single Touch Merger Agreement

On June 17, 2008 we executed a Third Addendum to the Agreement and Plan of Merger and Reorganization dated March 20, 2008 among us, Single Touch Acquisition Corp. and STI (the “Merger Agreement”) to extend the closing date of the merger contemplated thereunder (the “Merger”) to on or before July 31, 2008 subject to further extension upon mutual agreement of the parties. All of the other terms of the Merger Agreement continue with full force and effect.

Second Addendum to Bridge Loan Agreement and Single Touch Interactive, Inc. Bridge Loan Notes

On July 31, 2008 we and STI entered into Second Addendums to the Bridge Loan Agreement, and related STI Notes which provide that the Merger is now expected to close on or prior to July 31, 2008 and that interest on the STI Notes will be due and payable on July 31, 2008, subject to further extension by mutual agreement. In connection with the Bridge Loan Agreement, in the event the Merger closes on or prior to July 31, 2008 the STI Loans will be forgiven and the STI Notes will be cancelled and deemed repaid in full. All other terms of the Bridge Loan Agreement and STI Notes continue with full force and effect.

Amendment to Certain Convertible Notes

Effective June 15, 2008 we amended our Convertible Notes dated March 17, 2008 and March 31, 2008 to provide that interest payable thereon would not commence accruing until July 31, 2008. Prior to such amendment, interest was scheduled to commence accruing 90 days after the dates of the respective Convertible Notes. All other terms of the Convertible Notes continue with full force and effect.

Item 8.01. Other Events.

Forward Stock Split

On June 10, 2008 our board of directors declared a 3:1 forward stock split in the form of a stock dividend (the “Forward Split”). The record date, payment date and effective date for the forward split was June 24, 2008; June 25, 2008; and June 26, 2008, respectively. Immediately prior to the forward split we had 3,597,185 shares of common stock issued and outstanding. Immediately after the forward split we had 10,791,555 shares of common stock issued and outstanding.

Item 9.01. Financial Statements and Exhibits.

Exhibits filed as part of this Report are as follows:

Exhibit 4.1	Secured $630,000 Bridge Loan Note of Single Touch Interactive, Inc. dated July 14, 2008

Exhibit 10.1
Third Addendum dated June 27, 2008 to Agreement and Plan of Merger and Reorganization dated March 20, 2008 among Hosting Site Network, Inc., Single Touch Acquisition Corp., and Single Touch Interactive, Inc.

Exhibit 10.2	Second Addendum dated June 27, 2008 to Bridge Loan Agreement dated March 31, 2008 between Hosting Site Network, Inc. and Single Touch Interactive, Inc.

Exhibit 10.3	Second Addendum dated June 27, 2008 to Bridge Loan Promissory Notes of Single Touch Interactive, Inc. dated March 17, 2008; March 31, 2008; April 28, 2008, and June 5, 2008

Exhibit 10.4	Amendment, dated June 15, 2008, to Senior Convertible Notes of Single Touch Systems Inc. dated March 17, 2008 and March 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINGLE TOUCH SYSTEMS INC.

By: /s/ Scott Vicari
Name: Scott Vicari
Title: President
Dated: July 14, 2008